BY-LAWS

OF

WESTERN ASSET OPPORTUNISTIC INCOME FUND INC.

A Maryland Corporation

ARTICLE I

OFFICES

SECTION 1. Principal Office in Maryland. Western Asset Opportunistic Income Fund Inc. (the “Corporation”) shall have a principal office in the City of Baltimore, State of Maryland.

SECTION 2. Principal Executive Office. The principal executive offices of the Corporation shall be at 620 Eighth Avenue, 49th Floor, New York, New York 10018.

SECTION 3. Other Offices. The Corporation may have offices also at such other places within and without the State of Maryland as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

SECTION 1. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on a date following the end of the Corporation’s fiscal year as fixed from time to time by the Board of Directors. An annual meeting may be held at any place in or out of the State of Maryland and at any time, each as may be determined by the Board of Directors and designated in the notice of the meeting. Any business of the Corporation may be transacted at an annual meeting without the purposes having been specified in the notice unless otherwise provided by statute, the Corporation’s charter, as amended, supplemented or corrected from time to time (the “Charter”), or these By-Laws.

SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Charter, may be held at any place, and may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, the Secretary or an Assistant Secretary and shall be called by the Secretary (or in his or her absence, an Assistant Secretary) at the request in writing of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting, upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation). A written request to call a special meeting shall state the purpose or purposes of the proposed meeting. Only such business shall be conducted at a special meeting as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. The Board of Directors shall have sole power to fix the date and time of, and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at, the special meeting.

SECTION 3. Place of Meetings. Unless the Charter provides otherwise, meetings of stockholders shall be held at such place as is set from time to time by the Board of Directors, or the Board of Directors may determine that the meeting not be held at any place but instead be held by means of remote communication.

SECTION 4. Meetings by Remote Communication. At the discretion of the Board of Directors, and subject to any guidelines and procedures that the Board of Directors may adopt from time to time, stockholders and proxy holders not physically present at a meeting of the stockholders, may participate in the meeting of stockholders by means of remote communication and may be considered present in person and may vote at the meeting of the stockholders, whether the meeting is held at a designated place or solely by means of remote communication. The Corporation shall implement reasonable measures to verify that each person considered present and authorized to vote at the meeting by means of remote communication is a stockholder or proxy holder. The Corporation shall implement reasonable measures to provide the stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and in the event any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action shall be maintained by the Corporation.

SECTION 5. Notice of Meetings; Waiver of Notice. Not less than ten nor more than 90 days before each stockholders’ meeting, the Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. Any notice given by the Corporation to a stockholder is effective if given by a single notice, in writing or by electronic transmission, to all stockholders who share an address if the Corporation gives notice, in writing or by electronic transmission, to the stockholder of its intent to give a single notice, and the stockholder consents to receiving a single notice or fails to object in writing within 60 days after the Corporation gives notice to the stockholder of its intent to give a single notice. A stockholder may revoke consent given, whether affirmative or implied, by written notice to the Corporation. The notice shall state the time of the meeting, the place of the meeting, if any, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting. Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at the stockholder’s address as it appears on the records of the Corporation or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission. Notice given by electronic transmission shall be considered ineffective if the Corporation is unable to deliver two consecutive notices and the inability to deliver the notices becomes known to the Secretary, an Assistant Secretary, the transfer agent or other person responsible for giving notice. Any previously scheduled annual meeting of stockholders may be postponed, and any previously scheduled special meeting of the stockholders may be postponed or cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders. The inadvertent failure to deliver any notice by electronic transmission does not invalidate any meeting or other action. An affidavit of the Secretary, an Assistant Secretary, the transfer agent or other agent of the Corporation that notice has been given by a form of electronic transmission, in the absence of actual fraud, shall be prima facie evidence of the facts stated in the affidavit. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a written waiver or waiver by electronic transmission that is filed with the records of the meeting.

SECTION 6. Notice of Stockholder Business.

(a) At any annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business must be (i) (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder in accordance with Section 6(b) below and (ii) a proper subject under applicable law for stockholder action. To be properly brought before a special meeting, the business must be (i) (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors and (ii) a proper subject under applicable law for stockholder action.

(b) For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation (other than proposals made under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(c) Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at any stockholder meeting except in accordance with the procedures set forth in this Section 6. The chairman of the stockholder meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6, and if he or she should so determine, he or she shall so declare to the meeting that any such business not properly brought before the meeting shall not be considered or transacted.

SECTION 7. Quorum; Voting. Except as otherwise provided by statute or by the Charter, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders. Except as otherwise provided by statute or by the Charter, a majority of the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of the votes cast at a meeting at which a quorum is present shall be sufficient to elect directors. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 8. Adjournment. Whether or not a quorum is present, any meeting of the stockholders convened on the date for which it was called may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken, by the chairman of the meeting. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called. A meeting of the stockholders may not be adjourned to a date more than one hundred twenty (120) days after the original record date.

SECTION 9. Organization. At every meeting of the stockholders, the Chairman of the Board or the Chief Executive Officer, or in their absence or inability to act, the President, or in his or her absence or inability to act, a Vice President, or in the absence or inability to act of all the Vice Presidents, the Secretary, or in his or her absence or inability to act, an Assistant Secretary, or in the absence or inability to act of all the Assistant Secretaries, a chairman chosen by the stockholders, shall act as chairman of the meeting. The Secretary, or in his or her absence or inability to act, a person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

SECTION 10. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Company, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Company entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder or any other person who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date and time and place announced at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

SECTION 11. Proxies. A stockholder may vote the stock he or she owns of record either in person or by written proxy signed by the stockholder or by his or her duly authorized agent. Stockholders may authorize others to act as proxies by means of facsimile signatures, electronic transmissions, internet transmissions and other reasonable means authorized or accepted by the Corporation, subject to the reasonable satisfaction of the Corporation that the stockholder has authorized the creation of the proxy. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law.

SECTION 12. Fixing of Record Date for Determining Stockholders Entitled to Vote at Meeting. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting, which may not be prior to the close of business on the date the record date is fixed, shall be not more than ninety (90) or fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to notice of and to vote at such meeting and any adjournment thereof.

SECTION 13. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one (1) or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his or her duties, shall, if required by the chairman of the meeting, take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his or her ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders of the Corporation.

SECTION 14. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute or the Charter, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, if a unanimous consent which sets forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed in paper or electronic form with the records of stockholder meetings.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1. General Powers. Except as otherwise provided in the Charter, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law, by the Charter or by these By-Laws.

SECTION 2. Number, Election and Term of Directors. The number of directors constituting the entire Board of Directors (which initially was fixed at one (1) in the Charter) may be changed from time to time by a majority of the entire Board of Directors; provided, however, that the number of directors shall in no event be fewer than that required by law, nor more than twenty-five (25). At least 75% of the Board of Directors, and if there be only three directors, two of the three directors, shall not be “interested persons” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”). Beginning with the first annual meeting of stockholders of the Corporation (the “first annual meeting”) and if at such time, the number of directors shall be three (3) or more, the Board of Directors of the Corporation shall be divided into three classes: designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first annual meeting, directors of Class I shall be elected to the Board of Directors for a term expiring at the next succeeding annual meeting of stockholders, directors of Class II shall be elected to the Board of Directors for a term expiring at the second succeeding annual meeting of stockholders and directors of Class III shall be elected to the Board of Directors for a term expiring at the third succeeding annual meeting of stockholders. At each subsequent annual meeting of stockholders, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders subsequent to their election, or thereafter in each case when their respective successors are elected and qualified subject, however, to prior death, resignation, retirement, disqualification or removal from office. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 6 of this Article III, and each director elected shall hold office for the term provided above and until his or her successor shall have been elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed as provided in these By-Laws, or as otherwise provided by statute or the Charter. Any vacancy created by an increase in directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his or her term unless the director is specifically removed pursuant to Section 5 of this Article III at the time of the decrease.

SECTION 3. Resignation. A director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified in it, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

SECTION 4. Removal of Directors. A director of the Corporation may be removed from office only for cause and then only by vote of the holders of at least seventy-five percent (75%) of the votes entitled to be cast for the election of directors.

SECTION 5. Vacancies. Subject to the provisions of the 1940 Act, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, whether or not sufficient to constitute a quorum, or by a sole remaining director; provided, however, that if the stockholders of any class of the Corporation’s capital stock are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or the sole remaining director elected by that class may fill any vacancy among the number of directors elected by that class. A director elected by the Board of Directors to fill any vacancy in the Board of Directors shall serve until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At any annual meeting of stockholders, any director elected to fill any vacancy in the Board of Directors that has arisen since the preceding annual meeting of stockholders (whether or not any such vacancy has been filled by election of a new director by the Board of Directors) shall hold office for a term which coincides with the remaining term of the class to which such directorship was previously assigned, if such vacancy arose other than by an increase in the number of directors, and until his or her successor shall be elected and shall qualify. In the event such vacancy arose due to an increase in the number of directors, any director so elected to fill such vacancy at an annual meeting shall hold office for a term which coincides with that of the class to which such directorship has been apportioned as heretofore provided, and until his or her successor shall be elected and shall qualify.

SECTION 6. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting, or by means of remote communication, if so designated by the Board.

SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors, or by means of remote communication, if so designated by the Board.

SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by two (2) or more directors of the Corporation, the Chairman of the Board, the Chief Executive Officer or the President.

SECTION 9. Annual Meeting. The annual meeting of the newly elected and other directors shall be the first meeting after the meeting of the stockholders at which the newly elected directors were elected. No notice of such annual meeting shall be necessary if such meeting is held immediately after the adjournment, and at the site, if any, of the meeting of stockholders or, if the annual meeting of stockholders is held by remote communication, then the annual meeting of the directors may, if the Board so determines, also be by remote communication. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Directors.

SECTION 10. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the time and place of the meeting, or that the meeting is being held by means of remote communication, and shall be delivered to each director, either personally or by telephone or other standard form of telecommunication or electronic transmission, at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the director at his or her residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

SECTION 11. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any director who shall, either before or after the meeting, deliver a written waiver or an electronic transmission of a waiver of notice that is filed with the records of the meeting or who shall attend the meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

SECTION 12. Quorum and Voting. One-third, but not less than two, of the members of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Articles of Incorporation, these By-Laws, the 1940 Act, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board; provided, however, that the approval of any contract with an investment adviser or principal underwriter, as such terms are defined in the 1940 Act, which the Corporation enters into or any renewal or amendment thereof, the approval of the fidelity bond required by the 1940 Act, and the selection of the Corporation’s independent public accountants, shall each require the affirmative vote of a majority of the directors who are not “interested persons”, as defined in the 1940 Act, of the Corporation. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 13. Organization. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, another independent director, chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his or her absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes of the meeting.

SECTION 14. Committees. The Board of Directors may designate one (1) or more committees of the Board of Directors, including an executive committee, an audit committee, an investments committee and a valuation committee, each consisting of one (1) or more directors. To the extent provided in the resolutions or committee charter adopted by the Board of Directors, and unless otherwise prohibited by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Any committee or committees shall have the name or names determined from time to time by resolution or committee charter adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Notice of meetings of a committee shall be given in accordance with Section 15 of this Article III. Each committee may fix rules of procedure for its business. One-third, but not less than two, of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee . The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent or disqualified member.

SECTION 15. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, in paper or electronic form, are filed with the minutes of the proceedings of the Board or committee.

SECTION 16. Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting, provided, however, that such participation shall not constitute presence in person with respect to matters which the 1940 Act, and the rules thereunder require the approval of directors by vote cast in person at a meeting.

SECTION 17. Compensation. Each director shall be entitled to receive compensation, if any, for services to the Corporation in their capacities as directors or otherwise as may from time to time be fixed by the Board of Directors, including a fee for each meeting of the Board or any committee thereof, regular or special, he or she attends. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from the place of a Board or committee meeting.

ARTICLE IV

OFFICERS, AGENTS AND EMPLOYEES

SECTION 1. Number and Qualifications. The officers of the Corporation shall be a President, a Secretary, a Treasurer, and an Assistant Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint a Chief Executive Officer, one (1) or more Vice Presidents and may also appoint any other officers, assistant officers, agents and employees it deems necessary or proper. Any two (2) or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify in more than one (1) capacity any instrument required by law to be executed, acknowledged or verified by more than one officer. Officers shall be elected by the Board of Directors each year at its first meeting held after the annual meeting of stockholders, each to hold office until the meeting of the Board following the next annual meeting of the stockholders and until his or her successor shall have been duly elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed, as provided in these By-Laws. The Board of Directors may from time to time elect such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and may appoint, or delegate to the Chief Executive Officer or the President the power to appoint, such agents as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

SECTION 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. Any resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

SECTION 3. Removal of Officer, Agent or Employee. Any officer, agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may delegate the power of removal as to agents and employees not elected or appointed by the Board of Directors. Removal shall be without prejudice to the person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the Corporation shall not of itself create contract rights.

SECTION 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to the office.

SECTION 5. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer with respect to other officers under his or her control.

SECTION 6. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his or her duties, in an amount and with any surety or sureties as the Board may require.

SECTION 7. Chief Executive Officer. The Chief Executive Officer shall have, subject to the control of the Board of Directors, general and active management and supervision of the business, affairs, and property of the Corporation and its several officers and may employ and discharge employees and agents of the Corporation, except those elected or appointed by the Board, and he or she may delegate these powers. The Chief Executive Officer shall preside at all meetings of the stockholders. He or she shall execute on behalf of the Corporation all instruments requiring such execution except to the extent that signing and execution thereof shall be required by the President of the Corporation or shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

SECTION 8. President. The President shall, in the absence of the Chief Executive Officer, preside at all meetings of the stockholders. He or she shall have and exercise all the powers and authority of the Chief Executive Officer in the event of the Chief Executive Officer’s absence or inability to act or during a vacancy in the office of the Chief Executive Officer. He or she shall sign and execute all instruments required to be signed and executed by the President of the Corporation. He or she shall also have such other duties and responsibilities as shall be assigned to him by the Chief Executive Officers or the Board of Directors.

SECTION 9. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors or the Chief Executive Officer may from time to time prescribe.

SECTION 10. Chief Compliance Officer. The Chief Compliance Officer, subject to the direction of and reporting to the Board of Directors, shall be responsible for the oversight of the Company’s compliance with the Federal, state and foreign securities laws, as applicable. The designation, compensation and removal of the Chief Compliance Officer must be approved by the Board of Directors, including a majority of the directors who are not “interested persons” (as such term is defined in the 1940 Act) of the Company. The Chief Compliance Officer shall perform such executive, supervisory and management functions and duties as may be required by the Investment Company Act and the regulations promulgated thereunder or, to the extent consistent with the performance of his or her duties under the 1940 Act and the regulations promulgated thereunder, as assigned to him or her from time to time.

SECTION 11. Treasurer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation’s funds and securities; he or she shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants, in its name and on its behalf and to give full discharge for the same; he or she shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he or she shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 12. Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by Chief Executive Officer or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

SECTION 13. Secretary. The Secretary shall:

(a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the Chief Executive Officer.

SECTION 14. Assistant Secretaries. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Chief Executive Officer or the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

SECTION 15. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

ARTICLE V

STOCK

SECTION 1. Stock Certificates. The Board of Directors may determine to issue certificated or uncertificated shares of capital stock and other securities of the Corporation. For certificated stock, each holder of stock of the Corporation shall be entitled upon specific written request to such person as may be designated by the Corporation to have a certificate or certificates, in a form approved by the Board, representing the number of shares of stock of the Corporation owned by him; provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar was still in office at the date of issue.

SECTION 2. Stock Ledger. There shall be maintained a stock ledger containing the name and address of each stockholder and the number of shares of stock of each class the shareholder holds. The stock ledger may be in written form or any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the principal office of the Corporation or at any other office or agency specified by the Board of Directors.

SECTION 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of the share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions and to vote as the owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

SECTION 4. Regulations. The Board of Directors may authorize the issuance of uncertificated securities if permitted by law. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of its loss, destruction or mutilation and the Corporation may issue a new certificate of stock in the place of any certificate issued by it that has been alleged to have been lost or destroyed or that shall have been mutilated. The Board may, in its discretion, require the owner (or his or her legal representative) of a lost, destroyed or mutilated certificate to give to the Corporation a bond in a sum, limited or unlimited, and in a form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

SECTION 6. Fixing of Record Date for Dividends, Distributions, etc. The Board (or, to the extent permitted by law, a Board committee or an officer of the Corporation so empowered by the Board) may fix, in advance, a date not more than ninety (90) days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.

ARTICLE VI

INDEMNIFICATION AND INSURANCE

SECTION 1. Indemnification. Each officer and director of the Corporation shall be indemnified by the Corporation to the full extent permitted under the General Laws of the State of Maryland, including the advancing of expenses, except that such indemnity shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Absent a court determination that an officer or director seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, the decision by the Corporation to indemnify such person must be based upon the reasonable determination of independent counsel or nonparty independent directors, after review of the facts, that such officer or director is not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

SECTION 2. Exclusivity, etc. The indemnification and advance of expenses provided by the Charter and this By-Law shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Corporation shall not be liable for any payment under this By-Law in connection with a claim made by a director or officer to the extent such director or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Charter of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

SECTION 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any Indemnified Party against any liability asserted against and incurred by any Indemnified

Party in any protected capacity or arising out of his or her position. The Corporation may purchase and maintain insurance on its behalf in respect of any liability it may incur to provide indemnification under the Charter, this By-Law, or law.

SECTION 4. Severability; Definitions. The invalidity or unenforceability of any provision of this Article VI shall not affect the validity or enforceability of any other provision hereof. The phrase “this By-Law” in this Article VI means this Article VI in its entirety.

ARTICLE VII

GENERAL

SECTION 1. Seal. The seal of the Corporation may be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words “Corporate Seal” and “Maryland” and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced. In lieu of affixing the seal, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word “(seal)” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

SECTION 2. Electronic Transmission. An electronic transmission is any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by the recipient of the communication and may be reproduced directly in paper form by a recipient through an automated process.

ARTICLE VIII

AMENDMENTS

These By-Laws may only be amended by the affirmative vote of a majority of the Board of Directors, subject to the requirements of the 1940 Act; provided, however, that no amendment of these By-Laws shall affect any right of any person under Article VI hereof based on any event, omission or proceeding prior to the amendment. These By-Laws may not be amended by the stockholders of the Corporation.

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